                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our report dated May 9,
2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Report to Shareholders of the Capital Preservation
Fund, Government Agency Money Market Fund, Government Bond Fund,
Inflation-Adjusted Bond Fund, Short-Term Government Fund, and Ginnie Mae Fund,
which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights",
"Independent Accountants" and "Financial Statements" in such Registration
Statement.

/s/PricewaterhouseCoopers
PricewaterhouseCoopers

Kansas City, MO
July 25, 2003